UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2017

COVISINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Michigan	001-36088	26-2318591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26533 Evergreen Road, Suite 500

Southfield, MI 48076

(Address of Principal Executive Offices) (Zip Code)

(248) 483-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 25, 2017, Covisint Corporation (the “Company”) held a special meeting of its shareholders (the “Special Meeting”) at which the shareholders of the Company considered and acted upon the following proposal, which is set out in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 26, 2017 and mailed to the shareholders of the Company on June 26, 2017:

1.    To approve the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of June 5, 2017, among the Company, Open Text Corporation, a Canadian corporation (“OpenText”), and Cypress Merger Sub, Inc., a Michigan corporation and wholly owned subsidiary of OpenText (“Merger Sub”).

The results with respect to the proposal are as follows:

Proposal	Vote results	Vote type	Voted	Percentage of Shares Voted (%)	Percentage of Outstanding Shares (%)
Approval of the Merger Agreement among the Company, OpenText and Merger Sub	Approved	For	21,331,741	60.76	52.17
		Against	13,709,858	39.05	33.53
		Abstain	62,298	0.17	0.15
		Broker Non Votes	0	0	0

Adjournment of the Special Meeting

Because shareholders holding at least a majority of the shares of the Company’s common stock outstanding and entitled to vote at the close of business on June 15, 2017, the record date, approved the Merger Agreement, the vote on the proposal to approve an adjournment of the Special Meeting if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement, was not called.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Covisint Corporation

Date: July 25, 2017	By:	/s/ Michael A. Sosin
Michael A. Sosin
Vice President, General Counsel and Secretary